Exhibit 23.4

                          INDEPENDENT AUDITOR'S CONSENT

          We consent to the incorporation by reference in this Registration Statement on Form S-8 of GlobeSpan, Inc. of our report dated April 21, 2000 (May 16, 2000 as to the second paragraph of Note 8) relating to the financial statements of iCompression, Inc., which is incorporated by reference in GlobeSpan, Inc.'s Form 8-K dated July 14, 2000, amended October 10, 2000.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

San Jose, California

November 13, 2000